EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated August 30, 2005, relating to the financial statements of Viceroy
Acquisition Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
September 2, 2005